Exhibit 4.1

EXECUTION VERSION

Protalix BioTherapeutics, Inc.

(Company)

The Bank of New York Mellon Trust Company, N.A., as Trustee

(Trustee)

4.50% Convertible Senior Notes due 2022

INDENTURE

Dated as of July 24, 2017

(continued)

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(continued)

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Page
Section 12.12. Tax Information.	79
Section 12.13. Waiver of Jury Trial	79
Section 12.14. U.S.A. Patriot Act	79
Section 12.15. Force Majeure	79
Section 12.16. Submission to Jurisdiction.	80

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INDENTURE, dated as of July 24, 2017, between Protalix BioTherapeutics, Inc., a Delaware corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee, conversion agent, registrar and paying agent (in such capacities, the “Trustee,” “Conversion Agent,” “Registrar” and “Paying Agent,” respectively).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s 4.50% Convertible Senior Notes due 2022 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.         Definitions and References. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive, and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular. References to any Article, Section, Schedule, Exhibit or Attachment are to this Indenture except as herein otherwise expressly provided.

“Act” has the meaning specified in Section 1.03.

“Additional Interest” means all amounts, if any, payable by the Company pursuant to Section 6.03.

“Additional Shares” has the meaning specified in Section 4.04(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Agent” means any Paying Agent, Registrar, Conversion Agent or any other agent appointed pursuant to this Indenture.

“Agent Members” has the meaning specified in Section 2.06(b).

“Aggregated Person” has the meaning specified in Section 4.13.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Authorized Share Amendment Effective Date” means the date, if any, on which (a) the Company amends its Certificate of Incorporation to increase the number of authorized shares of Common Stock to an amount sufficient, after taking account of all shares of Common Stock reserved or necessary to satisfy the Company’s obligations (other than pursuant to this Indenture and the Notes) to issue shares of Common Stock, to settle the conversion of all then-outstanding Notes (assuming Physical Settlement) at the Conversion Rate then applicable, after giving effect to the maximum number of Additional Shares that may then be added to the Conversion Rate; and (b) the Company has reserved such amount of shares of Common Stock for future issuance as required pursuant to this Indenture and the Notes.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution,” when used with reference to the Company, means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Amount” has the meaning specified in Section 4.02(a)(i).

“Cash Make-Whole Premium Amount” has the meaning specified in Section 4.03(a)(i).

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“Cash Settlement” means (a) with respect to the Conversion Settlement Method applicable to any conversion of Notes, that the Company shall have elected, in accordance with Section 4.02(a), to settle its Conversion Obligation solely in cash in accordance with Section 4.02(a)(iii)(A) and (b) with respect to the Make-Whole Settlement Method applicable to the Make-Whole Premium due upon any conversion of Notes, that the Company shall have elected (or been deemed to have elected), in accordance with Section 4.03(a), to settle its Make-Whole Obligation solely in cash in accordance with Section 4.03(a)(iii)(A).

“Change in Control” means an event that will be deemed to have occurred at the time, after the date of original issuance for the Notes, any of the following occurs:

(a)          any “person” or “group” within the meaning of Section 13(d) of the Exchange Act is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing 50% or more of the total voting power of the Company’s Common Equity;

(b)          the consummation of (x) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (y) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (z) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (y) above pursuant to which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, the Company’s Common Equity immediately prior to such transaction “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, the Common Equity representing at least a majority of the total voting power of all outstanding classes of the Common Equity of the surviving or transferee person (or its parent) and such holders’ respective proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same respective proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change in Control”; or

(c)          the holders of the Company’s Common Equity approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture);

provided, however, that, notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred if at least 90% of the consideration paid for the Common Stock in a transaction or transactions described under clause (b) of this definition of “Change in Control” above (excluding cash payments for any fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of Publicly Traded Securities, or securities or that will be Publicly Traded Securities immediately following such transaction, and, as a result thereof, such consideration becomes the Reference Property for the Notes. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Adjustment Period (or, in the case of a transaction that would have been a Change in Control but for the proviso immediately following clause (c) of the definition thereof, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity.

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“Clause A Distribution” has the meaning specified in Section 4.05(c).

“Clause B Distribution” has the meaning specified in Section 4.05(c).

“Clause C Distribution” has the meaning specified in Section 4.05(c).

“Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement” means (a) with respect to the Conversion Settlement Method applicable to any conversion of Notes, that the Company shall have elected (or was deemed to have elected), in accordance with Section 4.02(a), to settle its Conversion Obligation in a combination of cash and shares of Common Stock (and cash in lieu of any fractional shares) in accordance with Section 4.02(a)(iii)(C) and (b) with respect to the Make-Whole Settlement Method applicable to the Make-Whole Premium due upon any conversion of Notes, that the Company shall have elected, in accordance with Section 4.03(a)to settle its Make-Whole Obligation in a combination of cash and shares of Common Stock (and cash in lieu of any fractional shares) in accordance with Section 4.03(a)(iii)(C).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or, (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture, subject to Section 4.08.

“Company” has the meaning specified in the first paragraph of this Indenture, and, subject to the provisions of Article IX, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers and delivered to the Trustee.

“Conversion Agent” has the meaning specified in Section 5.02.

“Conversion Date” has the meaning specified in Section 4.02(c).

“Conversion Make-Whole Share Price” means, with respect to any conversion, the greater of (a) 115% of the Conversion Price in effect on the applicable Conversion Date, and (b) the average of the Daily VWAPs during the Observation Period for the relevant Conversion Date.

“Conversion Obligation” has the meaning specified in Section 4.01.

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“Conversion Price” means as of any time, $1,000 divided by the Conversion Rate as of such time.

“Conversion Rate” has the meaning specified in Section 4.01.

“Conversion Settlement Date” means, for any conversion of Notes and the Conversion Settlement Method applicable to such conversion, the date on which the Company is required to settle its Conversion Obligation pursuant to Section 4.02(a)(iii).

“Conversion Settlement Method” has the meaning specified in Section 4.02(a)(iii).

“Corporate Trust Office” means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway North, 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Cash Amount” means 5.0% of the applicable Cash Amount.

“Daily Conversion Value” means, for each of the 20 consecutive VWAP Trading Days during an Observation Period, 5.0% of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP for such VWAP Trading Day.

“Daily Settlement Amount” means, for any VWAP Trading Day during the relevant Observation Period, (a) an amount of cash equal to the lesser of (i) the Daily Cash Amount and (ii) the Daily Conversion Value for such VWAP Trading Day; and (b) if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Cash Amount, a number of shares of Common Stock equal to (i) the difference between such Daily Conversion Value and the Daily Cash Amount, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PLX <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is not available, the market value of one share of Common Stock on such VWAP Trading Day, as the Company reasonably determines in good faith using a volume-weighted average method). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

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“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include each Person who is then a Depositary hereunder.

“Distributed Property” has the meaning specified in Section 4.05(c).

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

“Effective Date” shall have the meaning specified in Section 4.04(c), except that, as used in Section 4.05 and Section 4.06, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.05(c), the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(c).

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“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(b)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee and registered in the name of such Depositary or nominee.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each February 15 and August 15 of each year, beginning on February 15, 2018.

“Issue Date” means, with respect to any Notes, the date that the Notes are originally issued as set forth on the face of the Notes under this Indenture.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose; provided, that, if such prices cannot reasonably be obtained from three such investment banking firms, but are obtained from two such investment banking firms, then the “Last Reported Sale Price” will be the average of the mid-points of such bid and ask prices from those two investment banking firms, and, if such prices can reasonably be obtained from only one such investment banking firm, then the “Last Reported Sale Price” will be the mid-points of such bid and ask prices from that investment banking firm. Any such determination will be conclusive absent manifest error.

“Make-Whole Adjustment Event” means (i) any Change in Control (determined after giving effect to any exceptions or exclusions from the definition of “Change in Control” but without giving effect to the proviso in clause (b) of the definition thereof) and (ii) any Termination of Trading.

“Make-Whole Adjustment Period” has the meaning set forth in Section 4.04(a).

“Make-Whole Obligation” has the meaning specified in Section 4.03(a).

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“Make-Whole Premium” means, with respect to each $1,000 in principal amount of Notes to be converted, an amount equal to the lesser of (x) $135 and (y) (i) subject to the immediately succeeding clause (ii), the amount (undiscounted) of the remaining scheduled interest payments that would have been paid on such Notes from the related Conversion Settlement Date to the scheduled Maturity Date (excluding interest accrued on such Notes to, but excluding, such Conversion Settlement Date that is otherwise paid pursuant to Section 4.02(h)); or (ii) if the Conversion Date for such Notes occurs after the Regular Record Date with respect to an Interest Payment Date and prior to such Interest Payment Date, the amount (undiscounted) of the remaining scheduled interest payments that would have been paid on such Notes from such Interest Payment Date to the scheduled Maturity Date.

“Maturity Date” means February 15, 2022.

“Merger Event” has the meaning specified in Section 4.08(a).

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture.

“Observation Period” means, for any Note:

(a)	subject to clause (b), if the Conversion Date for such Note occurs on or after the 22nd Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding the Maturity Date;

(b)	if the Conversion Date for such Note occurs on or after a Redemption Notice date and on or prior to the second Business Day preceding the relevant Redemption Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding the relevant Redemption Date; and

(c)	in all other instances, the 20 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately following the Conversion Date for such Note.

“Officer” or “officer” shall mean the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Vice President or any Director of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company.

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“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.07 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser); (B) Notes converted pursuant to Article IV hereof, on and after their Conversion Date; (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date, on a Fundamental Change Purchase Date, Redemption Date or otherwise and in respect of which the Paying Agent is holding, in accordance with this Indenture, money sufficient to pay all of the Notes then payable; and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company will be considered as though not Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Paying Agent” means any Person authorized by the Company to pay the principal amount of, any premium on, interest on, or the Fundamental Change Purchase Price or Redemption Price of any Notes on behalf of the Company.

“Permitted Exchange” means any of The NYSE MKT, The New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or the NASDAQ Global Select Market (or any of their respective successors).

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent, non-global certificated Notes in definitive, fully registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Physical Settlement” means (a) with respect to the Conversion Settlement Method applicable to any conversion of Notes, that the Company shall have elected, in accordance with Section 4.02(a), to settle its Conversion Obligation solely in shares of Common Stock (and cash in lieu of any fractional shares) in accordance with Section 4.02(a)(iii)(B) and (b) with respect to the Make-Whole Settlement Method applicable to the Make-Whole Premium due upon any conversion of Notes, that the Company shall have elected, in accordance with Section 4.03(a), to settle its Make-Whole Obligation solely in shares of Common Stock (and cash in lieu of any fractional shares) in accordance with Section 4.03(a)(iii)(B).

“Publicly Traded Securities” means shares of common stock traded on a Permitted Exchange.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

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“Redemption Date” means, with respect to any Notes to be redeemed, the date fixed for redemption by the Company in accordance with Section 10.03.

“Redemption Notice” has the meaning specified in Section 10.03.

“Redemption Price” has the meaning specified in Section 10.02.

“Reference Property” has the meaning specified in Section 4.08(a).

“Register” and “Registrar” have the respective meanings specified in Section 2.06Section 2.06(a).

“Regular Record Date” means, with respect to any Interest Payment Date, the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 6.03(a).

“Responsible Officer,” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 11.01(c)(ii) and second sentence of Section 6.17 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Ownership Percentage” has the meaning specified in Section 4.13.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Section 16 Conversion Blocker” has the meaning specified in Section 4.13.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Settlement Notice” has the meaning specified in Section 4.02(a)(i).

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“Share Make-Whole Premium Number” means, with respect to any Conversion Date, a number of shares of Common Stock equal to (a) (i) the Make-Whole Premium minus (ii) the applicable Cash Make-Whole Premium Amount divided by (b) the applicable Conversion Make-Whole Share Price; provided that, if the Make-Whole Premium is less than or equal to the Cash Make-Whole Premium Amount, the Share Make-Whole Premium Number shall be zero.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

“Spin-Off” has the meaning specified in Section 4.05(c).

“Stock Price” has the meaning specified in Section 4.04(c).

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries; or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Successor Company” has the meaning specified in Section 9.01(a).

“Tender /Exchange Offer Valuation Period” has the meaning specified in Section 4.05(e).

“Termination of Trading” means (1) the Common Stock (or other Reference Property into which the Notes are then convertible) ceases to be listed or quoted on any Permitted Exchange; or (2) the announcement by any such Permitted Exchange on which the Common Stock (or other Reference Property into which the Notes are then convertible) is trading that the Common Stock (or other common stock into which the Notes are then convertible) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any Permitted Exchange.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on The NYSE MKT or, if the Common Stock (or such other security) is not then listed on The NYSE MKT, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided, that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

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“Transfer Agent” means, initially, American Stock Transfer & Trust Company, LLC, in its capacity as the transfer agent for the Common Stock, and any successor entity acting in such capacity.

“Trigger Event” has the meaning specified in Section 4.05(c).

“Trigger Price” has the meaning specified in Section 10.01(a).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to Section 11.11, and, thereafter, “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” has the meaning specified in Section 4.08(a).

“Valuation Period” has the meaning specified in Section 4.05(c).

“Vice President,” when used with respect to the Company or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“VWAP Market Disruption Event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 1.02.         References to Interest. Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

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Section 1.03.         Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)          The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, the numbers of such Notes and the date of his or her holding the same may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that, at the date therein mentioned, such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

(d)          The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient. The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e)          The principal amount (except as otherwise contemplated in clause (ii) of the definition of “Outstanding”), serial numbers of Notes held by any Person and the date of holding the same shall be proved by the Register.

(f)          Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

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(g)          The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by Section 2.09, 6.02, 6.04, 6.05, 6.06 or 8.02. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.12 prior to such solicitation.

(h)          If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and, for that purpose, the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

The Notes

Section 2.01.         Title and Terms; Payments. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $8,550,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.09, 2.10 or 10.05. The Company may not issue Notes hereunder other than the Notes issued on the date hereof.

The Notes shall be known and designated as the “4.50% Convertible Senior Notes due 2022” of the Company. The principal amount shall be payable on the Maturity Date unless no longer Outstanding because earlier purchased, converted or redeemed in accordance with this Indenture.

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The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Company and Registrar dated not later than 10 calendar days prior to the relevant payment date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay or cause the Trustee or Paying Agent to pay principal of, and interest on, Global Notes in U.S. dollars and in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date, the Maturity Date or other payment date, as the case may be. The Company has appointed The Depository Trust Company as the initial Depositary for the Notes.

Section 2.02.         Ranking. The Notes constitute direct unsecured, senior obligations of the Company.

Section 2.03.         Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Section 2.04.         Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by one of its Officers.

Notes bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05.         Temporary Notes. Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Section 2.09.

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After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06.         Registration; Registration of Transfer and Exchange.

(a)          The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in New York City, New York a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Trustee is hereby appointed registrar (the “Registrar”) for the purpose of registering the transfer and exchange of the Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor.

At the option of the Holder and subject to the other provisions of Section 2.09, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his, her or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.09 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.09(a)(iv).

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(b)          Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c)          Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.07.         Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.07, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

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The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08.         Persons Deemed Owners. Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Section 2.09.         Transfer and Exchange.

(a)          Provisions Applicable to All Transfers and Exchanges.

(i)          Subject to the restrictions set forth in this Section 2.09, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)         All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)        No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)        Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion (ii) as to which Section 10.05 is applicable or (iii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except to the extent that any portion of such Note is not subject to the foregoing.

(v)         Neither the Trustee nor any Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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(b)          In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.09(c):

(i)          all Notes will be represented by one or more Global Notes;

(ii)         every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture; and

(iii)        each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)          Transfer and Exchange of Global Notes for Physical Notes.

(i)          Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)         the Depositary is unwilling or unable to continue to act as Depositary; or

(B)         the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies.

(ii)         In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Depositary to exchange such beneficial interest for Physical Notes.

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In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d)          Transfer and Exchange of Physical Notes.

(i)          If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; and (B) satisfying all other requirements for such transfer set forth in this Section 2.09. Upon the satisfaction of conditions (A), (B) and (C) of the immediately preceding sentence, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount.

(ii)         If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding.

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(iii)        If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Security by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) satisfying all other requirements for such transfer set forth in this Section 2.09; and (C) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B) and (C), the Trustee will cancel such Physical Note and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.10.         Purchase of Notes; Cancellation. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company will cause any Notes so purchased (other than Notes purchased indirectly pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such Notes purchased by the Company will be retired and no longer outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary practices. If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.11.         CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” ,“ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and; provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or other similar numbers.

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Section 2.12.         Payment and Computation of Interest. The Notes will bear cash interest at a rate of 4.50% per year until the Maturity Date, unless earlier purchased, converted or redeemed in accordance with the provisions herein. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, July 25, 2017. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semi-annually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date, Redemption Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day, and no interest on such payment will accrue in respect of the delay. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that, for any period in which a particular interest rate is applicable for less or more than a full semi-annual period, interest on the Notes will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed over a 30-day month.

Payments of the Fundamental Change Purchase Price, Redemption Price, principal and interest on any Note, in each case, that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

The Company will pay Additional Interest under certain circumstances as provided in Section 6.03.

Section 2.13.         Contingent Payment Debt Instrument Status. Each Holder, by reason of its purchase of the Notes, agrees (a) to treat the Notes as indebtedness subject to the U.S. Treasury Regulations governing contingent payment debt instruments, (b) to report original issue discount and interest on the Notes in accordance with the Company’s determination of both the “comparable yield” and “projected payment schedule” for the Notes and (c) to be bound by the Company’s application of the U.S. Treasury Regulations that govern contingent payment debt instruments. For this purpose, the “comparable yield” and “projected payment schedule” for the Notes may be obtained by contacting the Company at the address set forth in Section 12.08 hereof.

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ARTICLE III

REPURCHASE AT THE OPTION OF THE HOLDERS

Section 3.01.         Purchase at Option of Holders upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay, on or before such Interest Payment Date, the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article III.

(b)          Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)          delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form of Attachment 2 to Exhibit A hereto, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii)         delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice in respect of any Notes to be repurchased shall state:

(i)          in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(iii)        the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iv)        that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that, if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a notice of withdrawal to the Paying Agent in accordance with Section 3.02.

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The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or notice of withdrawal thereof.

(c)          On or before the fifth Business Day after the occurrence of the Effective Date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Effective Date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)          the events causing the Fundamental Change;

(ii)         the Effective Date of the Fundamental Change;

(iii)        the last date on which a Holder may exercise the purchase right pursuant to this Section 3.01;

(iv)        the Fundamental Change Purchase Price;

(v)         the Fundamental Change Purchase Date;

(vi)        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)       if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)      that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the terms of this Indenture; and

(ix)         the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

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At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company; provided, further that the Company shall have delivered to the Trustee, at least five Business Days before the Fundamental Change Company Notice is required to be given to the Holders (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of Fundamental Change Company Notice and including the information required by Section 3.01(c). Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders or for the content of any Fundamental Change Company Notice.

(d)          Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02.         Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 3.02 at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(a)          the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(b)          if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c)          the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that, if the Notes are Global Notes, the notice must comply with Applicable Procedures.

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Section 3.03.         Deposit of Fundamental Change Purchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.03) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Purchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date) will be made on the later of (i) the Fundamental Change Purchase Date (provided the Holder has satisfied the conditions in Section 3.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.

(b)          If by 10:00 a.m. New York City time, on the Fundamental Change Purchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Purchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Purchase Price and, if applicable, accrued and unpaid interest).

(c)          Upon surrender of a Note that is to be repurchased in part pursuant to Section 3.01, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 3.04.         Covenant to Comply with Applicable Laws Upon Purchase of Notes. In connection with any purchase offer, the Company shall, if required:

(a)          comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)          file a Schedule TO or any other required schedule under the Exchange Act; and

(c)          otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article III to be exercised in the time and in the manner specified in this Article III.

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ARTICLE IV

CONVERSIONS

Section 4.01.         Conversion Privilege. Subject to and upon compliance with the provisions of this Article IV, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date (or, for any Notes called for redemption by the Company upon exercise of its redemption right as set forth in Article X, the Close of Business on the second Business Day immediately preceding the applicable Redemption Date) based on an initial conversion rate of 1,176.4706 shares of Common Stock (subject to adjustment as provided in this Article IV, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 4.02, the “Conversion Obligation”).

Section 4.02.         Conversion Procedure; Settlement Upon Conversion.

(a)          Subject to this Section 4.02, Section 4.04(b) and Section 4.08(a), upon conversion of any Note, the Company shall settle its Conversion Obligation by Cash Settlement, Physical Settlement or Combination Settlement, at the Company’s option, in accordance with this Section 4.02.

(i)          The Company will initially be deemed to have elected Physical Settlement as the Conversion Settlement Method. The Company may from time to time elect a different Conversion Settlement Method by written notice of such election (the “Settlement Notice”) to Holders, the Trustee and the Conversion Agent. If the Company elects Combination Settlement as the Conversion Settlement Method, the Company shall also specify in such Settlement Notice the dollar amount per $1,000 principal amount of Notes up to which the Company will settle its Conversion Obligation in cash, excluding cash in lieu of fractional shares (the “Cash Amount”); provided that, for conversions with a Conversion Date on or after the date of issuance of a Redemption Notice and on or prior to the second Business Day preceding the relevant Redemption Date, the Cash Amount (if applicable) may not be less than $1,000. Each such election (or deemed election) shall be effective until the Company provides a Settlement Notice to Holders, the Trustee and the Conversion Agent electing a different Conversion Settlement Method or Cash Amount, as applicable; provided, that no such Settlement Notice shall apply to any conversion of Notes unless the Company has delivered such Settlement Notice to Holders, the Trustee and the Conversion Agent on or prior to the Close of Business on the Business Day immediately following the relevant Conversion Date; provided, further, that the Company shall provide notice of the Conversion Settlement Method and, if applicable, Cash Amount (which, for the avoidance of doubt, is initially deemed to be Physical Settlement), and no Settlement Notice shall apply unless given, (x) for conversions with a Conversion Date on or after the date of issuance of a Redemption Notice and on or prior to the second Business Day preceding the relevant Redemption Date, in the relevant Redemption Notice, (y) for all conversions in connection with a given Make-Whole Adjustment Event, no later than the Effective Date of the Make-Whole Adjustment Event and (z) for conversions with a Conversion Date occurring on or after the 22nd Scheduled Trading Day immediately preceding the Maturity Date, on or prior to the Close of Business on the second Business Day immediately preceding such 22nd Scheduled Trading Day.

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(ii)         The Company shall use the same Conversion Settlement Method and, if applicable, Cash Amount for all conversions (A) having the same Conversion Date, (B) having a Conversion Date on or after the date of issuance of a Redemption Notice and on or prior to the second Business Day preceding the relevant Redemption Date, (C) in connection with a given Make-Whole Adjustment Event or (D) having a Conversion Date that is on or after the 22nd Scheduled Trading Day immediately preceding the Maturity Date. If the Company elects Combination Settlement in accordance with these provisions but omits to elect a Cash Amount, then the Cash Amount will be deemed to be $1,000. The Company will promptly notify the Holders of the Notes, the Trustee and the Conversion Agent of the occurrence of the Authorized Share Amendment Effective Date.

(iii)        Except as set forth in Section 4.02(a)(i), Section 4.04(b) and Section 4.08(a), the Company shall settle its Conversion Obligation in accordance with one of the following “Conversion Settlement Methods,” at the Company’s election:

(A)         If “Cash Settlement” applies with respect to any conversion, then, for each $1,000 principal amount of Notes converted, the Company shall pay to the converting Holder, on or before the third Business Day following the last VWAP Trading Day of the applicable Observation Period, an amount of cash equal to the sum of the Daily Conversion Values for each VWAP Trading Day during such Observation Period.

(B)         If “Physical Settlement” applies with respect to any conversion, then, for each $1,000 principal amount of Notes converted, the Company shall deliver to the converting Holder, on or before the third Business Day following the Conversion Date, (1) a number of shares of Common Stock equal to the Conversion Rate on the Conversion Date and (2) cash in lieu of fractional shares, if any.

(C)         If “Combination Settlement” applies with respect to any conversion, then, for each $1,000 principal amount of Notes converted, the Company shall pay and deliver to the converting Holder, on or before the third Business Day following the last VWAP Trading Day of the applicable Observation Period, (1) the sum of the Daily Settlement Amounts for each VWAP Trading Day of such Observation Period and (2) cash in lieu of fractional shares, if any.

(iv)        Promptly following the last day of each Observation Period (if applicable), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts (if applicable) or the Daily Conversion Values (if applicable), and the amount of cash payable in lieu of delivering fractional shares of Common Stock (if applicable). The Trustee and the Conversion Agent shall have no responsibility for any such determination.

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(b)          Subject to Section 4.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (A) in the case of a Global Note, comply with the Applicable Procedures in effect at that time and (B) in the case of a Physical Note, (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent and (3) if required, furnish appropriate endorsements and transfer documents. The Trustee and the Conversion Agent shall notify the Company of any conversion pursuant to this Article IV on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation and the Make-Whole Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)          Subject to Section 4.02(i), a Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If any shares of Common Stock are due to converting Holders upon settlement of the Conversion Obligation or the Make-Whole Obligation, the Company shall issue or cause to be issued, and deliver (if applicable) to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, with an unrestricted CUSIP and without any restrictive legend.

(d)          In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

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(e)          If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon settlement of the Conversion Obligation or the Make-Whole Obligation, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)          Except as provided in Section 4.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article IV.

(g)          Upon the conversion of an interest in a Global Note, the Trustee, or the custodian holding such Global Note for the Depositary at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)          On the Conversion Settlement Date with respect to any conversion of Notes, the Company shall pay in cash to the Holders of such converted Notes all accrued and unpaid interest on such Notes to, but not including, such Conversion Settlement Date; provided that, if the Conversion Date for any Note occurs after the Regular Record Date with respect to an Interest Payment Date and prior to such Interest Payment Date, the Company shall, in lieu of making such payment, pay, on or before such Interest Payment Date, the interest payable on such Note on such Interest Payment Date to the Holder of such Note as of the Close of Business on such Regular Record Date.

(i)          The Person in whose name any shares of Common Stock shall be issuable upon settlement of the Conversion Obligation shall be treated as a stockholder of record as of the Close of Business on the relevant Conversion Date (if the Company elects to satisfy the Conversion Obligation by Physical Settlement) or the last VWAP Trading Day of the relevant Observation Period (if the Company elects to satisfy the Conversion Obligation by Combination Settlement). Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)          The Company shall not issue any fractional share of Common Stock upon settlement of the Conversion Obligation and shall instead pay cash in lieu of delivering any fractional share of Common Stock based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last VWAP Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon settlement of the Conversion Obligation shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

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Section 4.03.         Make-Whole Premium upon Conversion.

(a)          In connection with the conversion of any Notes (except any conversion in connection with a Make-Whole Adjustment Event), in addition to settling the Conversion Obligation as set forth above under Section 4.02, the Company shall pay or deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a Make-Whole Premium (subject to, and in accordance with, this Section 4.03, the “Make-Whole Obligation”).

(i)          The Company shall initially be deemed to have elected Physical Settlement as the Make-Whole Settlement Method. Subject to compliance with the applicable rules of any exchange on which any of the Company’s securities are listed, the Company may from time to time elect a different Make-Whole Settlement Method by delivering a Settlement Notice containing such election to Holders, the Trustee and the Conversion Agent. If the Company elects Combination Settlement as the Make-Whole Settlement Method, the Company shall also specify in such Settlement Notice the dollar amount per $1,000 principal amount of Notes up to which the Company shall settle the Make-Whole Obligation in cash, excluding cash in lieu of fractional shares (the “Cash Make-Whole Premium Amount”). If the Company fails to so specify the Cash Make-Whole Premium Amount in any such Settlement Notice, the Company shall be deemed to have elected Physical Settlement as the Make-Whole Settlement Method. Each such election (or deemed election) shall be effective until the Company provides a Settlement Notice to Holders, the Trustee and the Conversion Agent of an election of a different Make-Whole Settlement Method or Cash Make-Whole Premium Amount, as applicable; provided that no such Settlement Notice shall apply to any conversion of Notes unless the Company has delivered such Settlement Notice to Holders, the Trustee and the Conversion Agent on or prior to the Close of Business on the Business Day immediately following the relevant Conversion Date; provided, further, that the Company shall provide notice of the Make-Whole Settlement Method and Cash Make-Whole Premium Amount, if applicable, and no Settlement Notice shall apply unless given, (x) for conversions with a Conversion Date on or after the date of issuance of a Redemption Notice and on or prior to the second Business Day preceding the relevant Redemption Date, in the relevant Redemption Notice and (y) for conversions with a Conversion Date occurring on or after the 22nd Scheduled Trading Day immediately preceding the Maturity Date, on or prior to the Close of Business on the second Business Day immediately preceding such 22nd Scheduled Trading Day.

(ii)         The Company shall use the same Make-Whole Settlement Method and Cash Make-Whole Premium Amount, if applicable, for all conversions (A) having the same Conversion Date, (B) having a Conversion Date on or after the date of issuance of a Redemption Notice and on or prior to the second Business Day preceding the relevant Redemption Date or (C) having a Conversion Date that is on or after the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

(iii)        Subject to compliance with the applicable rules of any exchange on which any of the Company’s securities are listed, and except as set forth in Section 4.03(a)(i) or Section 4.08(a), the Company shall settle its Make-Whole Obligation in connection with any conversion of Notes in accordance with one of the following “Make-Whole Settlement Methods”:

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(A)         If “Cash Settlement” applies with respect to the Make-Whole Premium due upon any conversion, then, for each $1,000 principal amount of Notes converted, the Company shall pay to the converting Holder, on or before the third Business Day following the Conversion Date, an amount of cash equal to the Make-Whole Premium.

(B)         If “Physical Settlement” applies with respect to the Make-Whole Premium due upon any conversion, then, for each $1,000 principal amount of Notes converted, the Company shall deliver to the converting Holder, on or before the third Business Day following the last VWAP Trading Day of the applicable Observation Period, (1) a number of shares of Common Stock equal to the Make-Whole Premium divided by the Conversion Make-Whole Share Price and (2) cash in lieu of fractional shares, if any.

(C)         If “Combination Settlement” applies with respect to the Make-Whole Premium due upon any conversion, then, for each $1,000 principal amount of Notes converted, the Company shall pay and deliver to the converting Holder, on or before the third Business Day following the last VWAP Trading Day of the applicable Observation Period, (1) cash equal to the lesser of the Make-Whole Premium and the Cash Make-Whole Premium Amount, (2) a number of shares of Common Stock, if any, equal to the Share Make-Whole Premium Number and (3) cash in lieu of fractional shares, if any.

(iv)        Promptly following the last day of each Observation Period to which Physical Settlement or Combination Settlement applies to a Make-Whole Obligation, the Company shall notify the Trustee and the Conversion Agent of the Conversion Make-Whole Share Price (if applicable), the Share Make-Whole Premium Number (if applicable) and the amount of cash payable in lieu of delivering fractional shares of Common Stock (if applicable). The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(v)         For the avoidance of doubt, the Company may elect to settle its Conversion Obligation by a Conversion Settlement Method that is different from the Make-Whole Settlement Method by which it settles its Make-Whole Obligation.

(b)          The Person in whose name any shares of Common Stock shall be issuable upon settlement of the Make-Whole Obligation shall be treated as a stockholder of record as of the Close of Business on the last VWAP Trading Day of the relevant Observation Period.

(c)          The Company shall not issue any fractional share of Common Stock upon settlement of the Make-Whole Obligation and shall instead pay cash in lieu of delivering any fractional share of Common Stock based on the Daily VWAP for the last VWAP Trading Day of the relevant Observation Period.

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Section 4.04.         Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Adjustment Events.

(a)          If the Effective Date of a Make-Whole Adjustment Event occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Adjustment Event, the Company shall, under the circumstances set forth below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Adjustment Event if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Adjustment Event up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Adjustment Event that is not also a Fundamental Change, the 35th Business Day immediately following the Effective Date of such Make-Whole Adjustment Event) (such period, the “Make-Whole Adjustment Period”).

(b)          Upon surrender of Notes for conversion in connection with a Make-Whole Adjustment Event, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 4.02; provided, however, that if, at the Effective Date of a Make-Whole Adjustment Event described in clause (b) of the definition of Change in Control, the Reference Property following such Make-Whole Adjustment Event is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Adjustment Event, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on or before the third Business Day following the Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Adjustment Event and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)          The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Adjustment Event. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Adjustment Event described in clause (b) of the definition of Change in Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Adjustment Event. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 4.05) or expiration date of the event occurs during such five consecutive Trading Day period.

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(d)          The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.05.

(e)          The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 4.04 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$0.74	$0.99	$1.24	$1.49	$1.74	$1.99	$2.24	$2.49	$2.74	$2.99	$3.24	$10.00
July 24, 2017	138.0000	138.0000	138.0000	109.0859	85.0344	68.5844	56.8436	48.1927	41.6594	36.6329	32.7099	10.5980
February 15, 2018	138.0000	138.0000	138.0000	107.9772	83.9780	67.6823	56.1138	47.6216	41.2292	36.3188	32.4898	10.5267
February 15, 2019	138.0000	138.0000	138.0000	103.7078	80.3719	64.7937	53.8708	45.9222	39.9714	35.4180	31.8736	10.3271
February 15, 2020	138.0000	138.0000	115.6166	81.2972	61.0124	48.0298	39.2017	32.9167	28.2844	24.7813	22.0803	7.1540
February 15, 2021	138.0000	128.4247	70.8530	45.4114	32.4743	24.9851	20.1585	16.8030	14.3340	12.4544	10.9940	3.5620
February 15, 2022	138.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)          if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii)         if the Stock Price is greater than $10.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)        if the Stock Price is less than $0.74 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 1,314.5780 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 4.05.

(f)          Nothing in this Section 4.04 shall prevent an adjustment to the Conversion Rate pursuant to Section 4.05 in respect of a Make-Whole Adjustment Event.

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Section 4.05.         Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.05, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)          If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as applicable;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date; and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

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where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

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(c)          If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.05(a) or Section 4.05(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 4.05(d) shall apply, and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.05(c) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

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With respect to an adjustment pursuant to this Section 4.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR'	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the Close of Business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is the applicable Conversion Settlement Method, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is the applicable Conversion Settlement Method, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of the settlement of the Conversion Obligation for any Notes, and any Trading Day in the Valuation Period occurs during such Observation Period, then references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

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For purposes of this Section 4.05(c) (and subject in all respects to Section 4.12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05(c) (and no adjustment to the Conversion Rate under this Section 4.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.05(a), Section 4.05(b) and this Section 4.05(c), if any dividend or distribution to which this Section 4.05(c) is applicable also includes one or both of:

(A)         a dividend or distribution of shares of Common Stock to which Section 4.05(a) is applicable (the “Clause A Distribution”); or

(B)         a dividend or distribution of rights, options or warrants to which Section 4.05(b) is applicable (the “Clause B Distribution”),

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then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.05(a) and Section 4.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date” within the meaning of Section 4.05(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.05(b).

(d)          If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR'	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 4.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

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(e)          If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Tender/Exchange Offer Valuation Period”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR'	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

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The increase to the Conversion Rate under this Section 4.05(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is the applicable Conversion Settlement Method, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is the applicable Conversion Settlement Method, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of the settlement of the Conversion Obligation for any Notes, and any Trading Day in the Tender/Exchange Offer Valuation Period occurs during such Observation Period, then, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f)           Notwithstanding this Section 4.05 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as set forth in Section 4.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 4.05, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)          Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)          In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 4.05, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

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(i)           Notwithstanding anything to the contrary in this Article IV, the Conversion Rate shall not be adjusted:

(i)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)         upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)        upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)        solely for a change in the par value of the Common Stock; or

(v)         for accrued and unpaid interest, if any.

(j)           All calculations and other determinations under this Article IV shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)          Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and the Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

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(l)           For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.06.         Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts or the Conversion Make-Whole Share Price over or based on a span of multiple days (including an Observation Period, the period for determining the Stock Price for purposes of a Make-Whole Adjustment Event, the period for determining the Conversion Make-Whole Share Price and the period for determining whether the Company may exercise its Optional Redemption right), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts or the Conversion Make-Whole Share Price are to be calculated.

Section 4.07.         Shares to Be Fully Paid. The Company shall at all times provide, free from preemptive rights, out of its authorized, unreserved and unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 4.08.         Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)           In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)         any consolidation, merger, combination or similar transaction involving the Company,

(iii)        any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)        any statutory share exchange,

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in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(d) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to elect Cash Settlement, Combination Settlement or Physical Settlement for the Conversion Settlement Method applicable to the conversion of Notes in accordance with Section 4.02, (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 4.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property and (C) the Make-Whole Obligation shall be satisfied by Cash Settlement.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event, (A) the consideration due upon settlement of the Conversion Obligation for each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 4.04), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy each of the Conversion Obligation and the Make-Whole Obligation by paying cash to converting Holders on or before the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article IV. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article III.

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(b)          When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 4.08, the Company shall promptly deliver to the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be given to each Holder, in accordance with Section 15.02, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)          The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.08. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

(d)          The above provisions of this Section shall similarly apply to successive Merger Events.

Section 4.09.         Certain Covenants.

(a)          The Company covenants that all shares of Common Stock issued upon settlement of the Conversion Obligation or the Make-Whole Obligation will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof, except with respect to any U.S. federal withholding taxes that might apply.

(b)          The Company covenants that, if any shares of Common Stock to be provided for the purpose of settlement of the Conversion Obligation or the Make-Whole Obligation hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)          The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon settlement of the Conversion Obligation or the Make-Whole Obligation.

(d)          The Company agrees to use its commercially reasonable efforts to cause the Authorized Share Amendment Effective Date to occur.

Section 4.10.         Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

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Section 4.11.         Notice to Holders Prior to Certain Actions. The Company shall provide written notice to the Holders and the Trustee at least 25 Scheduled Trading Days in advance of the occurrence of any of the following events (unless the Company does not have knowledge of such event at least 25 Scheduled Trading Days in advance of the occurrence of such event, in which case the Company shall provide written notice to the Holders and the Trustee as promptly as practicable (and in any event, no more than one Business Day) after it has knowledge of such event): (a) the effective date of any Fundamental Change, Make-Whole Adjustment Event or Merger Event; or (b) the ex-dividend date for any issuance or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.05(b), Section 4.05(c) or Section 4.05(d).

In addition, in case of any:

(a)          action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.05 or Section 4.12; or

(b)          voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless earlier notice of such event is otherwise required pursuant to the first paragraph of this Section 4.11), the Company shall provide written notice to the Holders and the Trustee, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, of (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up.

Section 4.12.         Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon settlement of the Conversion Obligation or the Make-Whole Obligation shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such settlement shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 4.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

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Section 4.13.         Certain Limitations on Settlement. For so long as the Common Stock is registered under the Exchange Act, a beneficial owner of the Notes shall not be entitled to receive shares of Common Stock upon conversion of any Notes to the extent that the aggregate number of shares of Common Stock to be acquired by such beneficial owner upon conversion of Notes shall, when added to the aggregate number of shares of Common Stock deemed beneficially owned, directly or indirectly, by such beneficial owner and each person subject to aggregation of Common Stock with such beneficial owner under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder at such time (an “Aggregated Person”) (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on such beneficial owner’s or such person’s right to convert, exercise or purchase similar to this limitation), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, exceed 9.99% (the “Restricted Ownership Percentage”) of the total issued and outstanding shares of Common Stock (the “Section 16 Conversion Blocker”). Notwithstanding the foregoing, this Section 16 Conversion Blocker shall not apply with respect to a beneficial owner of the Notes if such beneficial owner is subject to Section 16(a) of the Exchange Act without regard to the aggregate number of shares of Common Stock issuable upon conversion of the Notes and upon conversion, exercise or sale of securities or rights to acquire securities that have limitations on such beneficial owner’s right to convert, exercise or purchase similar to this limitation.

Notwithstanding the foregoing, the Company shall issue shares of Common Stock upon conversion of such beneficial owner’s Notes up to (but not exceeding) the amount that would cause such beneficial owner’s beneficial ownership of Common Stock (together with that of any Aggregated Person) to equal the Restricted Ownership Percentage; provided that each beneficial owner shall have the right at any time and from time to time to reduce the Restricted Ownership Percentage applicable to such beneficial owner immediately upon prior written notice to the Company (provided that, for the avoidance of doubt, in such event, such beneficial owner may sell shares of Common Stock or Notes to reduce the aggregate number of shares of Common Stock deemed beneficially owned by such beneficial owner (together with any Aggregated Person) to a level below the reduced Restricted Ownership Percentage, in which case the Notes will be convertible by such beneficial owner up to (but will not exceed) the reduced Restricted Ownership Percentage) or increase the Restricted Ownership Percentage applicable to such beneficial owner (together with any Aggregated Person) upon 65 days’ prior written notice to the Company.

Under no circumstances shall the Trustee or the Conversion Agent have any obligation to identify any beneficial owner of the Notes, or otherwise make any determination, monitor or otherwise take any action with respect to the restrictions set forth in this Section 4.13.

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ARTICLE V

COVENANTS

Section 5.01.         Payment of Principal and Interest and the Fundamental Change Purchase Price.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price and the Redemption Price), premium, if any, on and accrued and unpaid interest, if any, with respect to, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02.         Maintenance of Office or Agency.

The Company will maintain in New York City, New York an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture (other than the type contemplated by Section 12.16) may be served (which may be an office or drop facility of the Trustee or any Agent). The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York City, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

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Section 5.03.         Provisions as to Paying Agent.

(a)           If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 5.03:

(i)          that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on Fundamental Change Purchase Price for or Redemption Price for the Notes in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on Fundamental Change Purchase Price for or Redemption Price for the Notes when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on Fundamental Change Purchase Price for or Redemption Price for the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest, Fundamental Change Purchase Price or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)          If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on Fundamental Change Purchase Price for or Redemption Price for the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, Fundamental Change Purchase Price or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on, Fundamental Change Purchase Price for or Redemption Price for the Notes when the same shall become due and payable.

(c)          Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

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(d)          Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on Fundamental Change Purchase Price for or Redemption Price for any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest, Fundamental Change Purchase Price or Redemption Price has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate, or (if then held by the Company) it shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.04.         Reports.

The Company will (i) file with the Commission within the time periods prescribed by the Commission’s rules and regulations; and (ii) furnish to the Trustee and the Holders, within 15 calendar days after it is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates) or any other agreement or document.

Section 5.05.         Statements as to Defaults. The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year ending December 31, an Officer’s Certificate stating whether or not the signers thereof know of any default of the Company that occurred during the previous year and whether the Company, to the Officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture; and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any events that would constitute any Default or Event of Default, setting forth the details of such Default(s) or Event(s) of Default, their status and the action the Company is taking or proposes to take in respect thereof. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07. The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.02(i).

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Section 5.06.         Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 6.03, the Company shall deliver to the Trustee an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall have no obligation to calculate or determine the amount of any Additional Interest payable by the Company under this Indenture. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 5.07.         Compliance Certificate and Opinions of Counsel.

(a)           Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided that no Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes on the date hereof.

(b)           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)          a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)        a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)        a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)          All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

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Section 5.08.         Corporate Existence. Subject to Article IX, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.09.         Restriction on Resales. The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such “affiliate” (as defined under Rule 144).

Section 5.10.         Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.11.         Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Article IV, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 5.12.         Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a)          semi-annually, not later than the 10th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date; and

(b)          at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date the Trustee may reasonably require.

ARTICLE VI

REMEDIES

Section 6.01.         Events of Default. Each of the following events shall be an “Event of Default”:

(a)           the Company’s failure to pay the principal of or any premium, if any, on any Note (including the Fundamental Change Purchase Price and the Redemption Price) when due and payable on the Maturity Date, upon required repurchase, upon any redemption, upon declaration of acceleration or otherwise;

(b)           the Company’s failure to pay or deliver, as the case may be, the consideration due upon conversion (including the Make-Whole Premium, if applicable) of the Notes when due, which failure continues for five Business Days;

(c)           the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 days;

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(d)           the Company’s failure to issue a Fundamental Change Company Notice pursuant to Section 3.01, any notice of the Effective Date of a Make-Whole Adjustment Event pursuant to Section 4.04(b) or any notice required pursuant to Section 4.11, in each case, when due;

(e)           the Company’s failure to comply with its obligations under Article IX;

(f)            the Company’s failure to perform any other covenant required by the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in Sections 6.01(a) through (e) above) and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company;

(g)           the default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed by the Company and/or any Subsidiaries in excess of $5.0 million in the aggregate, whether such indebtedness exists as of the Issue Date or is later created, if that default:

(i)          results in such indebtedness becoming or being declared due and payable (prior to its express maturity); or

(ii)         constitutes a failure to pay the principal of, or interest on, such indebtedness when due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise;

(h)           the Company or any of its Subsidiaries fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $5.0 million; provided, that no Event of Default will be deemed to occur under this clause (g) if such judgments are paid, discharged or stayed within 30 days after the entry of such judgment;

(i)            the Company or any Significant Subsidiary of the Company (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property; (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; (iv) makes a general assignment for the benefit of creditors; or (v) fails generally to pay its debts as they become due; or

(j)            an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary of the Company (i) seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days.

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Section 6.02.         Acceleration, Rescission and Annulment.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, either the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may, and the Trustee at the written request of such Holders shall, declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable. If the Notes are accelerated for any reason following an Event of Default, to the extent permitted by law, an amount of premium equal to the Make-Whole Premium (calculated as though the date of acceleration were the Conversion Settlement Date and disregarding the parenthetical in clause (y)(i) of the definition thereof) shall automatically become due and payable.

(b)           Notwithstanding anything to the contrary in Section 6.02(a), Section 6.04 or any other provision of this Indenture, if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable in accordance with Section 6.02(a), and before any judgment or decree of a court of competent jurisdiction for the payment of the monies due shall have been obtained, and each of the conditions set forth in the immediately following clauses (i), (ii) and (iii) is satisfied:

(i)          the Company delivers or deposits with the Trustee the amount of cash sufficient to pay all matured installments of principal and interest upon all the Notes, and the principal of and accrued and unpaid interest, if any, on all Notes that shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to pay the Trustee its reasonable compensation and reimburse the Trustee for its reasonable expenses, disbursements and advances (including the fees and expenses of its agents and counsel);

(ii)         rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

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(iii)        any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal (including the Fundamental Change Purchase Price and Redemption Price) of or any interest on any Notes; (b) the Company’s failure to deliver the consideration due upon conversion of any Note (including the Make-Whole Premium, if applicable) when due or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (except for any Default or Event of Default arising from (x) the Company’s failure to pay principal (including the Fundamental Change Purchase Price and Redemption Price) of any Notes; (y) the Company’s failure to deliver the consideration due upon conversion of any Note (including the Make-Whole Premium, if applicable) when due or (z) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.03.         Additional Interest.

(a)           Notwithstanding Section 6.02, to the extent that the Company elects, the sole remedy for an Event of Default under Section 6.01(f) relating to the Company’s failure to comply with Section 5.04 (such Event of Default, a “Reporting Event of Default”), will, for the 180 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate equal to 0.50% of the aggregate principal amount of the Notes then Outstanding to, but not including, the 181st day after the occurrence of such Reporting Event of Default (or, if applicable, the earlier date on which such Reporting Event of Default is cured or waived), payable in the same manner and on the same dates as the stated interest payable on the Notes.

(b)           If the Reporting Event of Default is continuing on the 181st day after the date on which such Reporting Event of Default occurred, the Notes will be subject to acceleration as provided in Section 6.02(a).

(c)           In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Reporting Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice of such election or, following such election, pay the Additional Interest when due, the Notes will be immediately subject to acceleration by declaration of the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding as provided in Section 6.02. Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d)           Such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes.

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Section 6.04.         Waiver of Past Defaults. Subject to Section 6.02(b), the Holders of not less than a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal (including the Fundamental Change Purchase Price and Redemption Price of any Notes) of or any interest on the Notes; (b) the Company’s failure to deliver the consideration due upon conversion of any Note (including the Make-Whole Premium, if any) when due; or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided, that no such waiver will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.05.         Control by Majority. The Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to this Indenture, applicable law and the Trustee’s indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder.

Section 6.06.         Limitation on Suits. Subject to Section 6.07, no Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or with respect to the Notes unless:

(a)           the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered indemnity or security reasonably satisfactory to the Trustee to institute such proceeding as Trustee;

(c)           the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d)           the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

Section 6.07.         Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the above limitations set forth under Section 6.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal (including the Fundamental Change Purchase Price and Redemption Price) of or interest on any Note, on or after the applicable due date, the right to convert the Note or to receive the consideration due upon conversion (including the Make-Whole Premium, if applicable) in accordance with Article IV, or the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.09.

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Section 6.08.         Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.01(a), 6.01(b) or 6.01(c) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, Fundamental Change Purchase Price for, Redemption Price for, or the consideration (including the Make-Whole Premium, if applicable) due upon the conversion of the Notes and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.06.

Section 6.09.         Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10.         Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.11.         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12.         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13.         Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.14.         Priorities. If the Trustee collects any money pursuant to this Article VI, or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, it will pay out the money or other property in the following order:

FIRST: to the Trustee (including any predecessor trustee), its agents and attorneys for amounts due under Section 11.06, including payment of all compensation, expenses and liabilities incurred, as well as all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, the Fundamental Change Purchase Price for or Redemption Price for any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder a written notice, which notice will state such record date, such payment date and the amount of such payment.

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Section 6.15.         Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to (i) any suit instituted by the Trustee; (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding; (iii) any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Purchase Price and Redemption Price) of or interest on any Note on or after the applicable due date expressed or provided for in this Indenture; (iv) any suit for the enforcement of the right to convert any Note or to receive the applicable consideration due upon conversion of any Note (including the Make-Whole Premium, if applicable) in accordance with the provisions of Article IV; or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.09.

Section 6.16.         Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.17.         Notices from the Trustee. If a Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee must give notice of such Default to each Holder within 90 days after the date on which a Responsible Officer of the Trustee has received written notice thereof. Except in the case of a Default in the payment of the principal (including the Fundamental Change Purchase Price and the Redemption Price) of, premium, if any, or interest on any Note or of a Default in the delivery of the consideration due upon conversion of any Note (including the Make-Whole Premium, if applicable), the Trustee may withhold notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders.

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ARTICLE VII

SATISFACTION AND DISCHARGE

Section 7.01.         Discharge of Liability on Notes. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled; or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, Redemption Date, upon conversion or otherwise), and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Common Stock to satisfy the Company’s obligations with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date or a Redemption Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and the Company shall have paid or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (ii) the rights, obligations, indemnities and immunities of the Trustee hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel, and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture. Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and reasonably incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 7.02.         Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03.         Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 7.04.         Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holders shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

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Section 7.05.         Reinstatement. If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01.         Supplemental Indentures without Consent of Holders.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)          to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes that does not adversely affect Holders of the Notes;

(b)          to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

(c)          to add guarantees with respect to the Notes;

(d)          to secure the Notes;

(e)           to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture; or

(f)           to make any change that does not adversely affect the rights of any Holder in any material respect.

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Section 8.02.         Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may amend the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, and the Holder of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance with any provision herein without notice to the other Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)           change the stated Maturity Date of the principal of or any interest on the Notes;

(b)           reduce the principal amount of or interest on the Notes;

(c)           reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(d)           change the place or currency of payment of principal of or interest on any Note;

(e)           impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(f)           modify the provisions with respect to the purchase rights of Holders as described in Section 3.01 in a manner adverse to Holders in any material respect;

(g)           modify the provisions with respect to the Company’s redemption rights as described under Article X in a manner that is adverse to the rights of the Holders in any material respect;

(h)           modify the ranking provisions of this Indenture;

(i)           make any change that impairs or adversely affects the conversion rights in any material respect, or reduces the Conversion Rate, of any Notes; or

(j)           make any change to the provisions of this Article VIII that require each Holder’s consent or in the waiver provisions in Section 6.04 of this Indenture except to increase the percentage required for modification, amendment or waiver, or to provide for consent of each affected Holder of Outstanding Notes.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

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Section 8.03.         Notice of Amendment or Supplement. After an amendment or supplement under this Article VIII becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04.         Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article VIII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE IX

SUCCESSOR COMPANY

Section 9.01.         Company May Consolidate, Etc. Subject to the provisions of Section 9.03, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless:

(a)           the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and the Successor Company expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c)           if, as a result of any such transaction, the Notes become convertible pursuant to the terms of this Indenture into Common Stock or other securities issued by a third party (subject to Section 4.02), such third party fully executes and delivers a supplemental indenture, whereby it unconditionally guarantees all obligations of the Company or such Successor Company under the Notes and this Indenture; and

(d)          all other conditions specified in this Article IX are met.

Upon any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture, and the Company shall be discharged from its obligations under the Notes and this Indenture except in the case of any lease.

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For purposes of this Section 9.01, any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of one or more Subsidiaries of the Company that would, if the Company held such properties and assets directly, have constituted the sale, assignment, conveyance, transfer, lease or disposition of the properties, and assets of the Company substantially as an entirety will be treated as such under this Indenture.

Section 9.02.         Successor Corporation to Be Substituted. In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price and Redemption Price), if any, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery of any consideration due upon conversion of the Notes (including the Make-Whole Premium, if applicable) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer or other disposition to another Person (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article IX may be dissolved, wound up and liquidated at any time thereafter, and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03.         Officer’s Certificate and Opinion of Counsel to Be Given to Trustee. In the case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition pursuant to Section 9.01, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the provisions of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

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ARTICLE X

OPTIONAL REDEMPTION

Section 10.01.       Redemption Rights.

No sinking fund is provided for the Notes.

(a)           The Notes are not redeemable except as set forth in this Section 10.01(a). The Company may from time to time redeem, in cash at the applicable Redemption Price, any or all of the Notes if the Daily VWAP for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the Redemption Notice, equals or exceeds 115% of the applicable Conversion Price (the “Trigger Price”) on each applicable Trading Day; provided that the Company may not provide notice of redemption of any Notes prior to the occurrence of the Authorized Share Amendment Effective Date.

(b)          The Company may elect to redeem any or all of the Notes pursuant to Section 10.01(a) by providing a Redemption Notice pursuant to Section 10.03, not less than 25 nor more than 30 Scheduled Trading Days prior to the Redemption Date; provided, however, that five calendar days prior to delivery of any Redemption Notice (or such shorter period agreed to by Trustee) to the Holders, the Company will deliver an Officer’s Certificate to the Trustee (upon which the Trustee may conclusively rely) certifying that the Company is entitled to redeem the Notes in accordance with Section 10.01(a). Simultaneously with providing such Redemption Notice, the Company shall issue a press release and publish such information on the Company’s website. Notwithstanding anything to the contrary herein, the Company may not designate a Redemption Date that falls during or within three Business Days after the end of a Make-Whole Adjustment Period.

Section 10.02.       Redemption Price. The “Redemption Price” for the Notes to be redeemed on any Redemption Date shall be calculated by the Company and be an amount equal to (i) 100% of the principal amount of the Notes being redeemed; plus (ii) any accrued and unpaid interest to, but excluding, the Redemption Date. If the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall not pay accrued and unpaid interest to the Holder of Notes being redeemed, and it will instead pay the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date to the Holder of record as of the Close of Business on such Regular Record Date and the Redemption Price shall be an amount equal to 100% of the principal amount of the Notes being redeemed.

Section 10.03.       Redemption Notice. Notice of redemption (a “Redemption Notice”) shall be given in accordance with Section 12.08(c) to each Holder of Notes (with a copy to the Trustee).

(a)           The Redemption Notice shall state:

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(i)          the Redemption Date (which must be a Business Day);

(ii)         the Redemption Price;

(iii)        that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv)        the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)         the time at which the Holders’ right to convert the Notes called for redemption will expire, which will be the Close of Business on the second Business Day immediately preceding the Redemption Date;

(vi)        the procedures a converting Holder must follow to convert its Notes, the Conversion Settlement Method, Make-Whole Settlement Method and, if applicable, the Cash Amount and Cash Make-Whole Premium Amount;

(vii)       the Conversion Rate and, if applicable, the number of Additional Shares under Section 4.04;

(viii)      the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)         in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(b)          A Redemption Notice shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided, that the Company shall have delivered to the Trustee, at least five Business Days before the Redemption Notice is required to be given (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of Redemption Notice and including the information to be stated in such notice.

(c)          A Redemption Notice shall be irrevocable.

(d)          A Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, a failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Notes shall not affect the validity of the proceedings for the redemption of any other Notes.

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Section 10.04.       Payment of Notes Called for Redemption.

(a)           If any Redemption Notice has been given in respect of the Notes in accordance with Section 10.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price. Any Notes redeemed by the Company shall be paid in cash.

(b)          Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.03, an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the Redemption Price for all of the Notes to be redeemed on such Redemption Date. Subject to the Paying Agent holding money sufficient to pay the Redemption Price for all of the Notes to be redeemed on such Redemption Date, upon surrender of any Note for redemption in accordance with the Redemption Notice, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.

(c)          Any cash amounts due upon redemption in respect of the Notes presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 10.05.       Redemption in Part.

(a)           If less than all of the Outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000, by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate, subject in each case to compliance with the Applicable Procedures of the Depositary. If a portion of the Notes is selected for partial redemption and the Holder of such Notes converts a portion of its Notes, the converted portion shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

(b)          In the event of any redemption in part, the Company, the Trustee and the Registrar shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 calendar days before the giving of a Redemption Notice and ending at the Close of Business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Notes to be redeemed; or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 10.06.       Restrictions on Redemption. The Company may not redeem the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Redemption Price with respect to such Notes).

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ARTICLE XI

THE TRUSTEE

Section 11.01.       Duties and Responsibilities of Trustee.

(a)           Except during the continuance of an Event of Default

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b)          In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in their exercise as a prudent person would use in the conduct of his or her own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          this subsection (c) does not limit the effect of this Section 11.01;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts; and

(iii)         the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)          Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01.

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(e)           The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(f)           If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g)          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02.       Rights of the Trustee.

(a)          The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)          Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors may be evidenced by a Board Resolution.

(c)          The Trustee may consult with counsel of its own selection, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(d)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any costs, losses, expenses and liabilities that may be incurred therein or thereby.

(e)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

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(f)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g)          The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h)          In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)          The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of any event that is in fact such Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(j)          The rights, privileges, protections, immunities, indemnities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each Agent, custodian and other Person employed to act hereunder.

(k)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.03.       Trustee’s Disclaimer. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Indenture, and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.

Section 11.04.       Trustee or Agents May Own Notes. The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or Agent.

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Section 11.05.       Monies to be Held in Trust. Subject to the provisions of Section 7.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.06.       Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own negligence or willful misconduct.

The Company also covenants to indemnify each of the Trustee and the Agents (and their respective officers, directors and employees), in any capacity under this Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, claim, damage, cost or expense, including fees and expenses of counsel, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on its own part and arising out of or in connection with this Indenture, the Notes, the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

The obligations of the Company under this Section 11.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section shall survive the payment of the Notes, the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture and/or the resignation or removal of the Trustee.

When the Trustee, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(i) and 6.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

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“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 11.07.       Officer’s Certificate as Evidence. Subject to Section 11.01, whenever in the administration of the provisions of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and/or an Opinion of Counsel delivered to the Trustee.

Section 11.08.       Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.09.       Eligibility of Trustee. There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.10.       Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 30 days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon 10 Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.15, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

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(i)           the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six months; or

(ii)          the Trustee shall cease to be eligible in accordance with the provisions of Section 11.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)         the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee 30 days after a notice of removal is given to the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment 30 days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)          The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within 10 days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.11.

Section 11.11.       Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.06.

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No successor trustee shall accept appointment as provided in this Section 11.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.08 and be eligible under the provisions of Section 11.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.11, the Company (or the former trustee, at the written direction of the Company) shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 12.08(c). If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 11.12.       Succession by Merger, Etc. Any Person into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that in the case of any Person succeeding to all or substantially all of the corporate trust business of the Trustee, such Person shall be qualified under the provisions of Section 11.08 and eligible under the provisions of Section 11.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or Authenticating Agent appointed by such predecessor trustee, as well as deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any Authenticating Agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee, and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.13.       Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

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Section 11.14.        Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE XII

MISCELLANEOUS

Section 12.01.       Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 12.02.       Governing Law. This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law or any successor thereto).

Section 12.03.       No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.04.       Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.05.       Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

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Section 12.06.       Calculations. Neither the Trustee nor any Agent shall be responsible for making any calculation with respect to any matter under this Indenture or the Notes. Except as otherwise expressly provided in this Indenture, the Company and its designated agents shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of any Redemption Price, any Fundamental Change Purchase Price, the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes, the Conversion Rate, the Daily Conversion Value, the Daily Settlement Amounts and the amount of Additional Interest that may be payable by Company from time to time. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent and all other agents appointed by the Company herein are entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 12.07.        Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.08.        Notices.

(a)          Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission or electronic transmission in PDF format as follows:

(i)          if to the Trustee by any Holder or by the Company, at its Corporate Trust Office;

(ii)         if to the Company by the Trustee or by any Holder, at the address of its principal office at 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel.

(b)          The Company or the Trustee, by notice given to the other in the manner provided in this Section 12.08, may designate additional or different addresses for subsequent notices or communications.

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(c)          Notices to (i) the Holders of Physical Notes will be mailed by first class mail, postage prepaid to the addresses as they appear on the Register of the Notes maintained by the Registrar; and (ii) the Holders of Global Notes will be given to the Depositary in accordance with its Applicable Procedures. Notices will be deemed to have been given on the date of such mailing. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee on the Company’s behalf.

(d)          Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

(e)          In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 12.09.       No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10.       Tax Withholding. Nothing herein shall preclude any tax withholding required by law or regulation. In addition, if the Company or other applicable withholding agent pays withholding taxes on behalf of a Holder or beneficial owner of a Note as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note.

Section 12.11.       Tax Matters

(a)          The Company has entered into this Indenture, and the Notes will be issued, with the intention that, for all tax purposes, the Notes will qualify as indebtedness. The Company, by entering into this Indenture, and each Holder and beneficial owner of Notes, agree to treat the Notes as indebtedness for all tax purposes.

(b)          The Company shall not be obligated to pay any additional amounts to the Holders or beneficial holder of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes of whatever nature.

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Section 12.12.       Tax Information.

In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee and the Paying Agent sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee and the Paying Agent can determine whether it has tax related obligations under Applicable Law, provided such information is readily available to the Company, and (ii) that the Trustee and the Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee and the Paying Agent shall not have the liability. The terms of this section shall survive the termination of this Indenture.

Section 12.13.       Waiver of Jury Trial. EACH OF THE COMPANY, THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.14.       U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.15.       Force Majeure. In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, disasters, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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Section 12.16.       Submission to Jurisdiction.

(a)          The Company hereby irrevocably consents to jurisdiction of the courts of the State of New York, and the courts of the United States of America, in each case located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same. The Company hereby irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and it agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

[Remainder of the page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Protalix BioTherapeutics, Inc.

By:	/s/ Yossi Maimon
Name: Yossi Maimon

Title: Chief Financial Officer
The Bank of New York Mellon Trust Company, N.A., as Trustee, Registrar, Paying Agent and Conversion Agent

By:	/s/ Leslie Lockhart
Name: Leslie Lockhart
Title: Vice President

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